Ferro acquires LEADing technology for printing on glass substrates

Addition of digital technology leader with patent-protected sales and increasing market penetration supports Ferro’s leading position in glass markets

CLEVELAND, Ohio – August 2, 2017  –– Ferro Corporation (NYSE: FOE, the “Company”), a leading global provider of functional coatings and color solutions, today announced that it has acquired Dip Tech Ltd. (“Dip-Tech”), a leading provider of digital printing solutions for glass coatings. Ferro paid $60.0 million, excluding customary adjustments and fees for Dip-Tech, which is a privately held company headquartered in Kfar Saba, Israel. The Company expects the transaction to be accretive to earnings in 2018 based on year-one synergy-adjusted EBITDA, which is forecasted to be in a range of $6 million to $7 million. Ferro expects a Return on Invested Capital of more than 15% within the first five years of the acquisition. The transaction was funded through excess cash and borrowings under Ferro’s existing revolving credit facility.

Peter Thomas, Chairman, President and CEO of Ferro Corporation, said, “This acquisition aligns very well with Ferro’s next phase of our value creation strategy: Dynamic Innovation and Optimization.  It equips us with a fully commercialized and patent-protected digital glass printing business that generates gross margins at the high end of our Performance Colors & Glass portfolio.  Dip-Tech’s digital glass printing technology is attracting customers because of the high-precision, multicolored effects possible with durable glass-based inks, along with greater production flexibility and efficiency.” (YouTube video highlighting Dip-Tech technologies)

Mr. Thomas added, “Dip-Tech’s printing solutions and glass coatings carry patent protection in all of its major markets.  Their technology know-how, along with their patent portfolio, is unmatched in the industry.  Our acquisition of Dip-Tech is a clear demonstration of the culture of innovation that we are developing at Ferro. We are pleased to welcome the Dip-Tech team to Ferro and look forward to leading the way in digital glass technology together.”

Ferro’s strong commercial presence in the global appliance, architectural and automotive glass markets provides opportunities for introducing Dip-Tech’s digital technology and for expanding sales.  Ferro believes that its strength in developing inks and related raw materials, together with Dip-Tech’s technology, IP and established global success, provide numerous operating and commercial synergies.

Adjusted Earnings Before Interest, Taxes and Depreciation (“EBITDA”)
Adjusted EBITDA for the transaction excludes the impact of certain items, primarily associated with purchase accounting adjustments, transaction-related expenses and acquisition integration costs, restructuring activities, gains and losses on asset sales concluded by the company being acquired, and other adjustments to harmonize their accounting results to Ferro’s standard accounting practices. It is not possible at this time to identify the potential amount or significance of these items, as they have not occurred yet. Therefore, the Company is unable to reconcile the adjusted EBITDA guidance for the acquisition.

About Dip-Tech
Dip-Tech (www.dip-tech.com) is a pioneer in digital glass printing and is the leading supplier of digital glass printers, software and digital inks for the flat glass market.  It complements its technology with complete global technical, graphic, marketing, and business support. With a strong history of business with the world’s top glass designers and processors, and over 200 global equipment installations, Dip-Tech’s digital glass printers are used to produce millions of square meters of printed glass every year.

Dip-Tech’s digital printing solutions are marketed and supported through a network of direct marketing channels in Europe, the United States, and the Asia-Pacific region, ensuring local processors rapid response times and quality business development support. An innovation leader in digital glass printing, Dip-Tech's products are powered by a concentrated R&D program, the ongoing development of ink nanotechnology and new printing technologies, and patent protection across its portfolio.

About Ferro
Ferro Corporation (www.ferro.com) is a leading global supplier of technology-based functional coatings and color solutions. Ferro supplies functional coatings for glass, metal, ceramic and other substrates and color solutions in the form of specialty pigments and colorants for a broad range of industries and applications. Ferro products are sold into the building and construction, automotive, electronics, industrial products, household furnishings and appliance markets. The Company’s reportable segments include: Performance Coatings (metal and ceramic coatings), Performance Colors and Glass (glass coatings), and Color solutions. Headquartered in Mayfield Heights, Ohio, the Company has approximately 5,230 associates globally and reported 2016 sales of $1.15 billion.

Cautionary Note on Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking statements” within the meaning of federal securities laws. These statements are subject to a variety of uncertainties, unknown risks, and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following:

•	demand in the industries into which Ferro sells its products may be unpredictable, cyclical, or heavily influenced by consumer spending;
•	Ferro’s ability to successfully implement and/or administer its optimization initiatives, including its restructuring programs, and to produce the desired results;
•	currency conversion rates and economic, social, political, and regulatory conditions in the U.S. and around the world;
•

Ferro’s ability to identify suitable acquisition candidates, complete acquisitions, effectively integrate the businesses and achieve the expected synergies (including, but not limited to, the Dip-Tech, Cappelle

Pigments, Electro-Science Laboratories, Delta Performance Products, Pinturas Benicarló, Ferer, Al Salomi, Nubiola and Vetriceramici transactions), as well as the acquisitions being accretive and Ferro achieving the expected returns on invested capital;

•	the effectiveness of the Company’s efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;
•	Ferro’s ability to successfully introduce new products or enter into new growth markets;
•	the impact of interruption, damage to, failure, or compromise of the Company’s information systems;
•	restrictive covenants in the Company’s credit facilities could affect its strategic initiatives and liquidity;
•	Ferro’s ability to access capital markets, borrowings, or financial transactions;
•	the availability of reliable sources of energy and raw materials at a reasonable cost;
•	increasingly aggressive domestic and foreign governmental regulations on hazardous materials and regulations affecting health, safety and the environment;
•	competitive factors, including intense price competition;
•	Ferro’s ability to protect its intellectual property, including trade secrets, or to successfully resolve claims of infringement brought against it;
•	sale of products and materials into highly regulated industries;
•	the impact of operating hazards and investments made in order to meet stringent environmental, health and safety regulations;
•	limited or no redundancy for certain of the Company’s manufacturing facilities and possible interruption of operations at those facilities;
•	management of Ferro’s general and administrative expenses;
•

Ferro’s multi-jurisdictional tax structure and its ability to reduce its effective tax rate, including the impact of the Company’s performance on its ability to utilize significant deferred tax assets;

•	the effectiveness of strategies to increase Ferro’s return on invested capital, and the short-term impact that acquisitions may have on return on invested capital;
•	stringent labor and employment laws and relationships with the Company’s employees;
•	the impact of requirements to fund employee benefit costs, especially post-retirement costs;
•	implementation of new business processes and information systems, including the outsourcing of functions to third parties;
•	risks associated with the manufacture and sale of material into industries making products for sensitive applications;
•	exposure to lawsuits in the normal course of business;
•	risks and uncertainties associated with intangible assets;
•	Ferro’s borrowing costs could be affected adversely by interest rate increases;
•	liens on the Company’s assets by its lenders affect its ability to dispose of property and businesses;
•	Ferro may not pay dividends on its common stock in the foreseeable future;
•	amount and timing of any repurchase of Ferro’s common stock; and
•	other factors affecting the Company’s business that are beyond its control, including disasters, accidents and governmental actions.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations.

This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information, or circumstances that arise after the date of this release. Additional information regarding these risks can be found in our Annual Report on Form 10-K for the period ended December 31, 2016.

Ferro Corporation

Investor Contact:

Kevin Cornelius Grant, 216.875.5451

Head of Investor Relations

kevincornelius.grant@ferro.com

or

Media Contact:

Mary Abood, 216.875.5401

Director, Corporate Communications

mary.abood@ferro.com